EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2018-BNK10 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

National Cooperative Bank, N.A., as NCB Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, National Cooperative Bank, N.A., as NCB Special Servicer, Wilmington Trust, National Association, as Trustee, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Rialto Capital Advisors, LLC, as Special Servicer for the Warwick Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Warwick Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Warwick Mall Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Warwick Mall Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Warwick Mall Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Extra Space Self Storage Portfolio Mortgage Loan before May 6, 2020, Argentic Services Company LP, as Special Servicer for the Extra Space Self Storage Portfolio Mortgage Loan on and after May 6, 2020, Wilmington Trust, National Association, as Trustee for the Extra Space Self Storage Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Extra Space Self Storage Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Extra Space Self Storage Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Extra Space Self Storage Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Baybrook Lifestyle and Power Center Mortgage Loan before May 6, 2020, Argentic Services Company LP on and after May 6, 2020, as Special Servicer for the Baybrook Lifestyle and Power Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Baybrook Lifestyle and Power Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Baybrook Lifestyle and Power Center Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Baybrook Lifestyle and Power Center Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Baybrook Lifestyle and Power Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Moffett Towers II - Building 2 Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Moffett Towers II - Building 2 Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Moffett Towers II - Building 2 Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Moffett Towers II - Building 2 Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the Moffett Towers II - Building 2 Mortgage Loan.

Dated: March 11, 2021

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)